UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 11, 2026

APTERA MOTORS CORP.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-42884	83-4079594
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5818 El Camino Real
Carlsbad, California	92008
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (858) 371-3151

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class B Common Stock, par value $0.0001 per share	SEV	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 11, 2026, the board of directors (the “Board”) of Aptera Motors Corp., a Delaware corporation (the “Company”), increased the size of the Board from four to five members and appointed Mr. Wellington J. Reiter to serve as an independent director to fill the resulting vacancy, effective as of August 11, 2026. In addition, Mr. Reiter was appointed to serve as a member of the Audit Committee of the Board (“Audit Committee”), effective as of August 11, 2026.

In connection with his appointment, Mr. Reiter was granted an aggregate of 210,045 restricted stock units (“RSUs”) under the Company’s 2025 Omnibus Equity Incentive Plan, consisting of: (i) an annual Board service retainer of 22,831 RSUs, valued at $50,000, which were fully vested upon issuance, (ii) an aggregate committee membership retainer, in connection with Mr. Reiter’s membership on the Audit Committee, of 4,566 RSUs, valued at $10,000, which were fully vested upon issuance, and (iii) a long-term incentive grant of 182,648 RSUs, valued at $400,000, to vest over a four-year period, with 25% of the total RSUs vesting upon the completion of each full year of service on the Board through each applicable vesting date.

There are no arrangements or understandings between Mr. Reiter and any other persons pursuant to which Mr. Reiter was selected as a director. There are no transactions in which Mr. Reiter has an interest requiring disclosure under Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 14, 2026

APTERA MOTORS CORP.

By:	/s/ Tom DaPolito
Name:	Tom DaPolito
Title:	Interim Chief Financial Officer